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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): April 24, 2001
                                                 ---------------



                          Williams Energy Partners L.P.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                Delaware            1-16335            73-1599053
                --------            -------            -----------
            (State or other       (Commission        (I.R.S. Employer
            jurisdiction of       File Number)      Identification No.)
             incorporation)



                   One Williams Center, Tulsa, Oklahoma        74172
              ---------------------------------------------------------
              (Address of principal executive offices)       (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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Item 5.    Other Events.

         Williams Energy Partners L.P. (the "Partnership") reported unaudited net income for the period February 10 through March 31, 2001 of $4.1 million, or $0.36 per unit on a fully diluted basis. Cash from operating activities for the partial quarter was $10.5 million, or $0.92 per unit. The average number of common and subordinated units outstanding for the period was 11.4 million.

Item 7.    Financial Statements and Exhibits.

           The Partnership files the following exhibit as part of this report:

           Exhibit 99. Copy of the Partnership's press release dated April 24, 2001, publicly announcing the information reported herein.

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 WILLIAMS ENERGY PARTNERS L.P.

                                     By:  Williams GP LLC, its General Partner



Date: April 25, 2001                 /s/  Suzanne H. Costin
                                     -------------------------------------------
                                     Name:  Suzanne H. Costin
                                     Title: Corporate Secretary



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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER           DESCRIPTION
--------         -----------
   99            Copy of the Partnership's press release dated April 24, 2001, publicly announcing the information reported herein.